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                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:
For ARV: Suzanne C. Shirley
VP Investor & Public Relations
(714) 435-4359


FOR IMMEDIATE RELEASE



          ARV ASSISTED LIVING AND EMERITUS CORPORATION REACH SETTLEMENT



COSTA MESA, CALIFORNIA, OCTOBER 1, 1999 - ARV Assisted Living, Inc. [AMEX: SRS] and Emeritus Corporation [AMEX: ESC], parties in the action entitled Emeritus Corporation v. ARV Assisted Living, Inc., pending in the Superior Court of the State of California, are pleased to announce the resolution of all claims and dismissal of this action. Without waiving, admitting, or conceding any liability for the claims asserted in the action, the parties reached an amicable settlement, which they believe is fair and equitable.

Founded in 1980, ARV is one of the largest providers of assisted living services in the nation, operating 58 communities containing approximately 7,100 units in 10 states.

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